UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2026

Superior Group of Companies, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Central Avenue, Suite 2000, St. Petersburg, Florida (Address of principal executive offices)	33701 (Zip Code)

Registrant's telephone number including area code: (727) 397-9611
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SGC	NASDAQ

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders was held on May 7, 2026 at which:

●
Seven (7) directors were elected to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified or until their earlier resignation, removal from office or death; and

●	the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was ratified.

Of the 15,704,912 shares outstanding and entitled to vote at the meeting, 13,718,077 shares were present either in person or by proxy.

The results of the shareholder votes were as follows:

Proposal 1:      Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes

Michael Benstock	11,146,344	242,093	18,165	2,311,475

Paul Mellini	11,142,873	262,194	1,535	2,311,475

Todd Siegel	11,030,018	357,750	18,833	2,311,476

Michael Koempel	10,628,508	775,891	2,203	2,311,475

Andrew D. Demott, Jr.	8,286,567	3,101,869	18,165	2,311,476

Susan Lattmann	11,155,105	231,252	20,245	2,311,475

Loreen Spencer	11,208,505	178,521	19,577	2,311,474

Proposal 2: Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for year ending December 31, 2026:

For	Against	Abstain	Broker Non-Votes
13,676,626	22,681	18,770	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

	By:	/s/ Michael Koempel
	Name:	Michael Koempel
	Title:	President & Chief Financial Officer

Date: May 7, 2026